                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                HESKA CORPORATION
                    ----------------------------------------
                     (Exact name of registrant as specified
                                 in its charter)



        Delaware                                           77-0192527
-----------------------                            --------------------------
(State of incorporation                                 (I.R.S. Employer
or organization)                                      Identification No.)



              1825 Sharp Point Drive, Fort Collins, Colorado 80525
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered
----------------------                          -------------------------------

     None                                                  None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, $.001 par value per share
                    ---------------------------------------
                                (Title of class)





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Item 1. Description of Registrant's Securities to be Registered.

In response to this item, incorporated by reference is the description of the Common Stock, $.001 par value per share (the "Common Stock"), of Heska Corporation (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated April 24,
1997 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-25767) (the "Registration Statement").

Item 2.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

       1(a)* Restated Articles of Incorporation of Heska Corporation, a California corporation, as filed with the Secretary of State of the State of California on April 4, 1996 (incorporated herein by reference to Exhibit 3.1(a) of the Registration Statement).

       1(b)* Form of Restated Certificate of Incorporation of Heska Merger Corporation, a Delaware corporation (to be filed prior to the effective date of the Registration Statement (incorporated herein by reference to Exhibit 3.1(b) of the Registration Statement).

       1(c)* Form of Restated Certificate of Incorporation of Heska Corporation, a Delaware corporation (to be filed after the closing of the offering) (incorporated herein by reference to
              Exhibit 3.1(c) of the Registration Statement).

       2(a)* Bylaws of Heska Corporation, a California corporation, as amended (incorporated herein by reference to Exhibit 3.2(a) of the Registration Statement).

       2(b)* Bylaws of Heska Merger Corporation, a Delaware corporation, as amended (incorporated herein by reference to Exhibit 3.2(b) of the Registration Statement).

       2(c)* Bylaws of Heska Corporation, a Delaware corporation, as amended (to be adopted after the closing of the offering) (incorporated herein by reference to Exhibit 3.2(c) of the Registration Statement).

       3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

       4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 51 of the Prospectus (Subject to Completion) dated April 24, 1997 is incorporated herein by reference from the Registration Statement.





* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.



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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

       Dated:  April 24, 1997.




                                         HESKA CORPORATION


                                         By       /s/ DEBORAH E. ROBBINS
                                            ------------------------------------
                                                      Deborah E. Robbins
                                              Vice President and General Counsel





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                               INDEX TO EXHIBITS




Exhibit
Number     Exhibit
--------  ---------
  1(a)*  Restated Articles of Incorporation of Heska Corporation, a
         California corporation, as filed with the Secretary of State of the
         State of California on April 4, 1996 (incorporated herein by reference to Exhibit 3.1(a) of the Registration Statement).

  1(b)*  Form of Restated Certificate of Incorporation of Heska Merger
         Corporation, a Delaware corporation (to be filed prior to the effective date of the Registration Statement (incorporated herein by reference to Exhibit 3.1(b) of the Registration Statement).

  1(c)*  Form of Restated Certificate of Incorporation of Heska Corporation, a
         Delaware corporation (to be filed after the closing date of the offering) (incorporated herein by reference to Exhibit 3.1(c) of the Registration Statement).

  2(a)*  Bylaws of Heska Corporation, a California corporation, as amended
         (incorporated herein by reference to Exhibit 3.2(a) of the Registration Statement).

  2(b)*  Bylaws of Heska Merger Corporation, a Delaware corporation, as amended
         (incorporated herein by reference to Exhibit 3.2(b) of the Registration Statement).

  2(c)* Bylaws of Heska Corporation, a Delaware corporation, as amended (to be adopted after the closing of the offering) (incorporated herein by reference to Exhibit 3.2(c) of the Registration Statement).

  3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

  4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 51 of the Prospectus (Subject to Completion) dated April 24, 1997 is incorporated herein by reference from the Registration Statement.





* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.




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